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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                   FORM 8-K


                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                               December 18, 1996
               Date of Report (Date of earliest event reported)


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                            WMX TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)


        1-7327                                                  36-2660763
(Commission File Number)                                      (IRS Employer
                                                           Identification No.)


                  3003 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS  60521
                   (Address of principal executive offices)          (Zip code)


                                (630) 572-8800
             (Registrant's telephone number, including area code)

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Item 5.  Other Events.
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On December 18, 1996, the registrant issued a news release announcing that its majority-owned Waste Management International plc subsidiary ("WM International") had reached an agreement with Wessex Water plc ("Wessex") to sell its 19.5% equity investment in Wessex, a United Kingdom-based water utility. Under the terms of the proposed transaction, which is subject to the approval of Wessex stockholders, WM International will sell to Wessex approximately 87% of its equity interest in Wessex, and will sell the remaining 13 percent of its investment in open market stock sales. The transaction is expected to produce total after-tax proceeds of approximately $259 million in cash, which will be used by WM International primarily to reduce indebtedness. Under a previous agreement, WM International had been precluded from selling its interest in Wessex until early 1998. The registrant indicated that the transaction, which is expected to be completed in February 1997, will not alter the ownership structure of Wessex Waste Management Ltd., the waste services joint venture between Wessex and WM International that operates UK Waste Ltd., one of the United Kingdom's largest waste services companies.

The registrant also announced that the agreement for the sale of the Wessex shares will generate a charge in the fourth quarter of 1996 of approximately $88 million after tax, or $.18 per share, and have a $.04 per share negative impact on the registrant's 1997 earnings. The registrant stated that upon the completion of the Wessex transaction, it will have generated nearly $1 billion in cash from the disposition of non-core and underperforming assets, the target it established in May 1996. The registrant, however, indicated that it expects to monetize additional assets, including other non-core equity investments, real estate and underperforming core businesses.

7.  Financial Statements and Exhibits
    ---------------------------------

There are no exhibits to this report.



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                                   SIGNATURES
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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    WMX TECHNOLOGIES, INC.

                                    By:  /s/ Thomas A. Witt
                                         --------------------------
                                         Thomas A. Witt
                                         Vice President

Dated:  December 20, 1996



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